EXHIBIT 10.3

FORM OF AMENDMENT TO ACQUISITION AGREEMENT

This Amendment Agreement (the “Amendment”) is made this 28th day of January, 2008 by and among MediaReady, Inc., a Florida Corporation, (“MediaReady”), and Shandong Jiajia International Freight & Forwarding Co., Ltd., a company of limited liabilities organized under the laws of the Peoples Republic of China (the “Company” or “Jiajia”), and the individuals Hui Liu and Wei Chen, shareholders of Jiajia (the “Shareholders”) and amends that certain Acquisition Agreement between the parties executed on December 31, 2007.

WHEREAS, the full name of the Company shall be amended to Shandong Jiajia International Freight & Forwarding Co., Ltd.

WHEREAS, Section 1. Consideration shall be amended to read: MediaReady shall acquire a 51% equity interest of Jiajia for total consideration of $2,000,000 (“Cash Consideration”) and 1,000,000 shares of MediaReady Series A Preferred Stock, 120,000 shares of MediaReady Series B Preferred Stock, and a 3 year option to purchase 80,000,000 shares of MediaReady common stock at a purchase price of $.0075 per share (“Stock Consideration”).

All other provisions of the Acquisition Agreement entered into amongst the parties hereto on December 31, 2007 shall remain in effect.

IN WITNESS WHEREOF, the parties have executed this Amendment Agreement on the date first above written.

MediaReady, Inc. ______________________________ Signature ______________________________ V. Jeffrey Harrell, President & CEO	David Aubel ______________________________ Signature David Aubel MediaReady Shareholder

Shandong Jiajia International Freight & Forwarding Co., Ltd. ______________________________ Signature ______________________________ Hui Liu, Chairman
Shareholder: Wei Chen ______________________________ Signature	Shareholder: Hui Liu ______________________________ Signature